SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2004

CHOICEPOINT INC.

(Exact name of registrant as specified in its charter)

Georgia	001-13069	58-2309650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1000 Alderman Drive
Alpharetta, Georgia 30005
(Address of principal executive offices, including zip code)

(770) 752-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

EX-99.1 PRESS RELEASE DATED APRIL 22, 2004
EX-99.2 SUPPLEMENTAL INFORMATION

Item 7 (c). Exhibits

Exhibit 99.1	Press Release of ChoicePoint Inc., dated April 22, 2004, reporting ChoicePoint Inc.’s financial results for the first quarter of 2004.

Exhibit 99.2	Supplemental Information prepared for use in connection with the financial results for the first quarter of 2004.

Item 9. Regulation FD Disclosure

     The information contained in this Item 9 is being furnished to the Securities and Exchange Commission (the “Commission”) pursuant to Item 12 of Form 8-K, “Disclosure of Results of Operations and Financial Condition,” as directed by the Commission in Release No. 34-47583.

     On April 22, 2004, we issued a press release announcing first quarter 2004 financial results. The press release is filed as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

     The press release presented non-GAAP financial information such as operating income before other operating charges (which is not a measure of financial performance under generally accepted accounting principles), which the Company believes is useful for investors to compare the Company’s results from ongoing operations excluding the effect of previously announced realignment of our technology infrastructure and operations following the divestiture of our CPCS business, the transition to our new data center, the reengineering of certain of our direct marketing businesses and the further consolidation of some of our public records and workplace solutions operations. This data is also used by the Company to compare its performance to its competitors and to manage its ongoing business.

     On April 22, 2004, ChoicePoint held an investor conference call and Webcast to disclose financial results for the first quarter of 2004. The Supplemental Information package that was placed on the ChoicePoint Inc. Website prior to this call is attached and incorporated by reference herein as Exhibit 99.2. All information in this Supplemental Information package is presented as of March 31, 2004, and ChoicePoint Inc. does not assume any obligation to correct or update said information in the future.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 27, 2004

CHOICEPOINT INC. (Registrant)

	By:	/s/ Derek V. Smith

Derek V. Smith
Chairman and Chief Executive Officer

	By:	/s/ Steven W. Surbaugh

Steven W. Surbaugh
Chief Financial Officer (Principal Financial Officer)

Exhibit Index

Exhibit No.
Exhibit 99.1	Press Release of ChoicePoint Inc., dated April 22, 2004, reporting ChoicePoint Inc.’s financial results for the first quarter of 2004.

Exhibit 99.2	Supplemental Information prepared for use in connection with the financial results for the first quarter of 2004.